EXHIBIT 99.5
ENSTAR GROUP LIMITED
UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED STATEMENT OF EARNINGS
     The following unaudited pro forma condensed combined consolidated statement of earnings is based on the historical statements of earnings of Enstar Group Limited (“Enstar”) and of Unionamerica Insurance Company Limited, Unionamerica Acquisition Company, Unionamerica Holdings Limited and SPRE Limited (formerly St. Paul Reinsurance Company Limited) (the acquired companies collectively, “Unionamerica”), and have been prepared to illustrate the effects of the acquisition of Unionamerica from St. Paul Fire and Marine Insurance Company (an affiliate of The Travelers Companies, Inc.) by Royston Run-off Limited (“Royston”), a wholly-owned subsidiary of Enstar, which was completed on December 30, 2008. The unaudited pro forma condensed combined consolidated statement of earnings is presented as if the acquisition was completed as of January 1, 2008.
     The pro forma financial information is presented for illustrative purposes only under one set of assumptions and does not reflect the financial results of the combined companies had consideration been given to other assumptions or to the impact of possible operating efficiencies, asset dispositions, and other factors. Further, the pro forma financial information does not necessarily reflect the historical results of the combined company that actually would have occurred had the transaction been in effect during the period indicated or that may be obtained in the future. The unaudited pro forma condensed combined statement of earnings should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements, including the related notes, of Enstar covering the twelve-month period ended December 31, 2008 included in Enstar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which was filed with the United States Securities and Exchange Commission on March 4, 2009 (the “2008 Annual Report”), as well as the historical financial statements of Unionamerica included elsewhere in this Current Report on Form 8-K/A, with the exception of historical information for Unionamerica Holdings Limited and Unionamerica Acquisition Company Limited as these entities were materially insignificant to the transaction as a whole. A pro forma condensed combined balance sheet is not presented in this Current Report on Form 8-K/A, because the Unionamerica transaction was completed on December 30, 2008. As a result, assets and liabilities of Unionamerica at their estimated fair market values are included in Enstar’s historical consolidated balance sheet as of December 31, 2008, which is included in Enstar’s 2008 Annual Report.

ENSTAR GROUP LIMITED
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF EARNINGS
for the year ended December 31, 2008
(Expressed in thousands of U.S dollars, except share and per share data)

	Enstar Group	Unionamerica	Adjustment
	Limited		Entries		Combined
INCOME
Consulting fees	$25,151	$—	$—		$25,151
Net investment income and net realized gains	26,601	22,729	—		49,330
Net realized (losses)	(1,655)	—	—		(1,655)

	50,097	22,729	—		72,826

EXPENSES
Net reduction in loss and loss adjustment expense liabilities	(242,104)	102,140	22,327	(a)	(117,637)
Salaries and benefits	56,270	6,385	—		62,655
General and administrative expenses	53,357	5,331	—		58,688
Interest expense	23,370	—	13,409	(b)	36,779
Foreign exchange loss	14,986	5,563	—		20,549

	(94,121)	119,419	35,736		61,034

EARNINGS BEFORE INCOME TAXES, MINORITY INTEREST AND SHARE OF NET (LOSS) OF PARTLY OWNED COMPANY	144,218	(96,690)	(35,736)		11,792

INCOME TAXES	(46,854)	(1,308)	3,822	(c)	(44,340)

MINORITY INTEREST	(50,808)	—	38,973	(d)	(11,835)

SHARE OF NET (LOSS) OF PARTLY OWNED COMPANY	(201)	—	—		(201)

EARNINGS FROM CONTINUING OPERATIONS	$46,355	$(97,998)	$7,059		$(44,584)

Earnings per share — basic	$3.67				$(3.53)
Earnings per share — diluted	$3.59				$(3.53)

Weighted average shares outstanding — basic	12,638,333				12,638,333
Weighted average shares outstanding — diluted	12,921,475				12,638,333
Note a
Amortization of fair value adjustments
Note b
Adjustment to interest expense to reflect the financing costs of the acquisitions
Note c
Adjustment to income taxes for pro forma adjustments
Note d
Reflect minority interest’s share of: 1) results of Unionamerica; and 2) net pro forma income statement adjustments